EXHIBIT 77Q1(a)

The Master Amended and Restated By-Laws for MFS Series Trust V, dated January 15, 2004, are contained in Post-Effective Amendment No. 56 to the Registration Statement for MFS Series Trust V (File Nos.2-38613 and 811-2031), as filed with the Securities and Exchange Commission via EDGAR on January 28, 2004,under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.